EX-33.8
(logo) YALE MORTGAGE
CORPORATION

Certification Regarding Compliance with Applicable Servicing Criteria


1. Yale Mortgage Corporation ("the Company") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include asset-backed securities transactions for which the Company acted as subservicer involving sub prime residential mortgage loans (the "Platform");

2. The Company used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

3. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to the Company based on the activities it performs, directly or through its Vendors, with respect to the Platform;

4. The Company has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;

5. Crowe Chizek and Company LLC, a registered public accounting firm, has issued an attestation report on the Company's assessment of compliance with the applicable servicing criteria for the Reporting Period.



February 28, 2008

Yale Mortgage Corporation


By: /s/ G. Woody Kahn
Name: G. Woody Kahn
Title: Chief Executive Officer



(logo) EQUAL HOUSING
LENDER
Equal Opportunity Lender
www.yalemortgage.com

4100 NE 2nd Avenue, Suite 206
Miami, Florida 33137

Tel: (305) 532-1400
Fax: (305) 538-4679
1-800-EASY-YES


(page)


APPENDIX A


                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                 SERVICING CRITERIA                                    SERVICING CRITERIA                CRITERIA
                                                                                Performed
                                                                                by                  Performed by     NOT
                                                                                Vendor(s)           subservicer(s)   performed by
                                                                                for which           or vendor(s)     the Company
                                                                                the                 for which the    or by
                                                                   Performed    Company is          Company is       subservicer(s)
                                                                   Directly     the                 NOT the          or vendor(s)
                                                                   by           Responsible         Responsible      retained by the
Reference                             Criteria                     the Company  Party               Party            Company

                 General Servicing Considerations

1122(d)(1)(i)    Policies and procedures are instituted to         X^1
                 monitor any performance or other triggers and
                 events of default in accordance with the
                 transaction agreements.

1122(d)(1)(ii)   If any material servicing activities are          X
                 outsourced to third parties, policies and
                 procedures are instituted to monitor the
                 third party's performance and compliance with
                 such servicing activities.

1122(d)(1)(iii)  Any requirements in the transaction                                                                 X^2
                 agreements to maintain a back-up servicer for
                 the [pool assets] are maintained.

1122(d)(1)(iv)   A fidelity bond and errors and omissions          X
                 policy is in effect on the party
                 participating in the servicing function
                 throughout the reporting period in the amount
                 of coverage required by and otherwise in
                 accordance with the terms of the transaction
                 agreements.


                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                 SERVICING CRITERIA                                    SERVICING CRITERIA                CRITERIA
                                                                                Performed
                                                                                by                  Performed by     NOT
                                                                                Vendor(s)           subservicer(s)   performed by
                                                                                for which           or vendor(s)     the Company
                                                                                the                 for which the    or by
                                                                   Performed    Company is          Company is       subservicer(s)
                                                                   Directly     the                 NOT the          or vendor(s)
                                                                   by           Responsible         Responsible      retained by the
Reference        Criteria                                          the Company  Party               Party            Company

                 Cash Collection and Administration

1122(d)(2)(i)    Payments on [pool assets] are deposited into      X
                 the appropriate custodial bank accounts and
                 related bank clearing accounts no more than
                 two business days following receipt, or such
                 other number of days specified in the
                 transaction agreements.

1122(d)(2)(ii)   Disbursements made via wire transfer on           X
                 behalf of an obligor or to an investor are
                 made only by authorized personnel.

1122(d)(2)(iii)  Advances of funds or guarantees regarding         X
                 collections, cash flows or distributions, and
                 any interest or other fees charged for such
                 advances, are made, reviewed and approved as
                 specified in the transaction agreements.

1122(d)(2)(iv)   The related accounts for the transaction,         X
                 such as cash reserve accounts or accounts
                 established as a form of
                 overcollateralization, are separately
                 maintained (e.g., with respect to commingling
                 of cash) as set forth in the transaction
                 agreements.

1122(d)(2)(v)    Each custodial account is maintained at a         X
                 federally insured depository institution as
                 set forth in the transaction agreements. For
                 purposes of this criterion, "federally
                 insured depository institution" with respect
                 to a foreign financial institution means a
                 foreign financial institution that meets the
                 requirements of Rule 13k-1(b)(1) of the
                 Securities Exchange Act.

1122(d)(2)(vi)   Unissued checks are safeguarded so as to          X
                 prevent unauthorized access.

1122(d)(2)(vii)  Reconciliations are prepared on a monthly         X
                 basis for all asset-backed securities related
                 bank accounts, including custodial accounts
                 and related bank clearing accounts. These
                 reconciliations are (A) mathematically
                 accurate; (B) prepared within 30 calendar
                 days after the bank statement cutoff date, or
                 such other number of days specified in the
                 transaction agreements; (C) reviewed and
                 approved by someone other than the person who
                 prepared the reconciliation; and (D) contain
                 explanations for reconciling items. These
                 reconciling items are resolved within 90
                 calendar days of their original
                 identification, or such other number of days
                 specified in the transaction agreements.


                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                 SERVICING CRITERIA                                    SERVICING CRITERIA                CRITERIA
                                                                                Performed
                                                                                by                  Performed by     NOT
                                                                                Vendor(s)           subservicer(s)   performed by
                                                                                for which           or vendor(s)     the Company
                                                                                the                 for which the    or by
                                                                   Performed    Company is          Company is       subservicer(s)
                                                                   Directly     the                 NOT the          or vendor(s)
                                                                   by           Responsible         Responsible      retained by the
Reference        Criteria                                          the Company  Party               Party            Company

                 Investor Remittances and Reporting

1122(d)(3)(i)    Reports to investors, including those to be       X^3
                 filed with the Commission, are maintained in
                 accordance with the transaction agreements
                 and applicable Commission requirements.
                 Specifically, such reports (A) are prepared
                 in accordance with timeframes and other terms
                 set forth in the transaction agreements; (B)
                 provide information calculated in accordance
                 with the terms specified in the transaction
                 agreements; (C) are filed with the Commission
                 as required by its rules and regulations; and
                 (D) agree with investors' or the trustee's
                 records as to the total unpaid principal
                 balance and number of [pool assets] serviced
                 by the Servicer.

1122(d)(3)(ii)   Amounts due to investors are allocated and        X^4
                 remitted in accordance with timeframes,
                 distribution priority and other terms set
                 forth in the transaction agreements.

1122(d)(3)(iii)  Disbursements made to an investor are posted      X
                 within two business days to the Servicer's
                 investor records, or such other number of
                 days specified in the transaction agreements.

1122(d)(3)(iv)   Amounts remitted to investors per the             X
                 investor reports agree with cancelled checks,
                 or other form of payment, or custodial bank
                 statements.


                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                 SERVICING CRITERIA                                    SERVICING CRITERIA                CRITERIA
                                                                                Performed
                                                                                by                  Performed by     NOT
                                                                                Vendor(s)           subservicer(s)   performed by
                                                                                for which           or vendor(s)     the Company
                                                                                the                 for which the    or by
                                                                   Performed    Company is          Company is       subservicer(s)
                                                                   Directly     the                 NOT the          or vendor(s)
                                                                   by           Responsible         Responsible      retained by the
Reference        Criteria                                          the Company  Party               Party            Company

                 Pool Asset Administration

1122(d)(4)(i)    Collateral or security on [pool assets] is        X
                 maintained as required by the transaction
                 agreements or related mortgage loan
                 documents.

1122(d)(4)(ii)   [pool asset] and related documents are            X
                 safeguarded as required by the transaction
                 agreements

1122(d)(4)(iii)  Any additions, removals or substitutions to the                                                     X^5
                 asset pool are made, reviewed and approved in
                 accordance with any conditions or requirements
                 in the transaction agreements.

1122(d)(4)(iv)   Payments on [pool assets], including any          X
                 payoffs, made in accordance with the related
                 [pool asset] documents are posted to the
                 Servicer's obligor records maintained no more
                 than two business days after receipt, or such
                 other number of days specified in the
                 transaction agreements, and allocated to
                 principal, interest or other items (e.g.,
                 escrow) in accordance with the related [pool
                 asset] documents.

1122(d)(4)(v)    The Servicer's records regarding the [pool        X
                 assets] agree with the Servicer's records
                 with respect to an obligor's unpaid principal
                 balance.

1122(d)(4)(vi)   Changes with respect to the terms or status       X
                 of an obligor's [pool assets] (e.g., loan
                 modifications or re-agings) are made,
                 reviewed and approved by authorized personnel
                 in accordance with the transaction agreements
                 and related pool asset documents.

1122(d)(4)(vii)  Loss mitigation or recovery actions (e.g.,        X
                 forbearance plans, modifications and deeds in
                 lieu of foreclosure, foreclosures and
                 repossessions, as applicable) are initiated,
                 conducted and concluded in accordance with
                 the timeframes or other requirements
                 established by the transaction agreements.

1122(d)(4)(viii) Records documenting collection efforts are        X
                 maintained during the period a [pool asset]
                 is delinquent in accordance with the
                 transaction agreements. Such records are
                 maintained on at least a monthly basis, or
                 such other period specified in the
                 transaction agreements, and describe the
                 entity's activities in monitoring delinquent
                 [pool assets] including, for example, phone
                 calls, letters and payment rescheduling plans
                 in cases where delinquency is deemed
                 temporary (e.g., illness or unemployment).

1122(d)(4)(ix)   Adjustments to interest rates or rates of         X
                 return for [pool assets] with variable rates
                 are computed based on the related [pool
                 asset] documents.

1122(d)(4)(x)    Regarding any funds held in trust for an          X
                 obligor (such as escrow accounts): (A) such
                 funds are analyzed, in accordance with the
                 obligor's [pool asset] documents, on at least
                 an annual basis, or such other period
                 specified in the transaction agreements; (B)
                 interest on such funds is paid, or credited,
                 to obligors in accordance with applicable
                 [pool asset] documents and state laws; and
                 (C) such funds are returned to the obligor
                 within 30 calendar days of full repayment of
                 the related [pool assets], or such other
                 number of days specified in the transaction
                 agreements.

1122(d)(4)(xi)   Payments made on behalf of an obligor (such       X^6                              X^6
                 as tax or insurance payments) are made on or
                 before the related penalty or expiration
                 dates, as indicated on the appropriate bills
                 or notices for such payments, provided that
                 such support has been received by the
                 Servicer at least 30 calendar days prior to
                 these dates, or such other number of days
                 specified in the transaction agreements.

1122(d)(4)(xii)  Any late payment penalties in connection with     X
                 any payment to be made on behalf of an
                 obligor are paid from the Servicer's funds
                 and not charged to the obligor, unless the
                 late payment was due to the obligor's error
                 or omission.

1122(d)(4)(xiii) Disbursements made on behalf of an obligor        X
                 are posted within two business days to the
                 obligor's records maintained by the Servicer,
                 or such other number of days specified in the
                 transaction agreements.

1122(d)(4)(xiv)  Delinquencies, charge-offs and uncollectible      X
                 accounts are recognized and recorded in
                 accordance with the transaction agreements.

1122(d)(4)(xv)   Any external enhancement or other support,                                                          X^7
                 identified in Item 1114(a)(1) through (3) or
                 Item 1115 of Regulation AB, is maintained as
                 set forth in the transaction agreements.




1 The Company is only responsible for gathering the data used to calculate the performance trigger events on cumulative losses and only sends this data to the Master Servicer upon request.

2 The Company is not required to have a back-up servicer per the transaction agreements.

3 The Company is responsible to report data to the Master Servicer and is not responsible to report directly to the investor or to file reports with the Commission.

4 The Company is only responsible to remit amounts due to the Master
  Servicer and is not responsible for allocating and remitting amounts due investors.

5 Per the transaction agreements, the Company is not permitted to add, remove or substitute to the asset pools.

6 The Company relies on Land America for due dates and amounts due for Borrower property taxes.

7 Per the transaction agreements, the Company is not required to obtain any external enhancement or other support.

